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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of World Access, Inc. on Form S-8 of our report on the consolidated financial statements of Advanced TechCom, Inc. and Subsidiaries dated March 27, 1998 appearing in the Current Report on Form 8-K filed on February 13, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on April 14, 1998, as further amended by Amendment No. 2 thereto on Form 8-K/A filed on September 3, 1998.



                                   /s/ Tedder, Grimsley & Company, P.A.


Lakeland, Florida
December 7, 1998